EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form 10-K of Teleconnect Inc. of our report dated June 10, 2009 related to the consolidated financial statements which appear in Teleconnect Inc.'s Form 10-K for the year ended September 30, 2007.

Date: June 17, 2009
Coulter & Justus, P.C.